Exhibit 99.2

POWER OF ATTORNEY

KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person or entity whose signature appears below constitutes and appoints Dai Bing his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Statement on Schedule 13G and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, and his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

After reasonable inquiry and to the best knowledge and belief of each person or entity set forth below, each such person or entity certifies that the information set forth in this statement as to him or her is true, complete, and correct.

By:	/s/ Hoi Vai Kei
Name:	Hoi Vai Kei
Date:	March 12, 2024

By:	/s/ Ho Kim Fong
Name:	Ho Kim Fong
Date:	March 12, 2024